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Transaction Schedule
From 01-15-98 to 01-31-98

                                     Exec.
Date        Acct    Trans      Qty    Symbol Price
--------  ----  -----    -----        ------ ---------
01/23/98    baf    by   260,000  afm swap  ------
01/30/98    baf    by   244,000  afm swap  ------